EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



                                  _____________



         We  consent  to the  incorporation  by  reference  in the  Registration

Statements  of  Olsten  Corporation  on Form S-8  (Registration  Nos.  33-41603,

33-61763,  33-64539 and 33-66782) and on Form S-3 (Registration  Nos.  33-54463,

33-64267,  333-4743 and 333-7867) of our report dated February 28, 1999,  except as to the  information  presented in Notes 6 and 14, for which the date is March

30,  1999,  on our audits of the  consolidated  financial  statements  of Olsten

Corporation  and  Subsidiaries  as of January 3, 1999 and December 28, 1997, and

for each of the three years in the period ended January 3, 1999, which report is included in this Annual Report on Form 10-K.





                                                     PricewaterhouseCoopers LLP




New York, New York
April 1,1999.